EXHIBIT 14(a)

                          Independent Auditors' Consent


To the Shareholders and Board of Trustees
The Dreyfus/Laurel Tax-Free Municipal Funds


We consent to the use of our reports dated August 8, 1997 on the statement of assets and liabilities, statement of investments, the related statement of operations and the statement of changes in net assets and financial highlights included in the Annual Reports of Dreyfus Premier Limited Term Municipal Fund, Dreyfus Premier Limited Term California Municipal Fund and Dreyfus Premier Limited Term New York Municipal Fund (three of the funds comprising The Dreyfus/Laurel Tax-Free Municipal Funds), incorporated by reference in the Registration Statement on Form N-14 of The Dreyfus/Laurel Tax-Free Municipal Funds, on behalf of Dreyfus Premier Limited Term Municipal Fund. In addition, we consent to the references to our firm under the headings "Financial Statements and Experts" and "Agreement and Plan of Reorganization" in such Registration Statement.



                                                     /s/ KPMG Peat Marwick LLP
                                                         KPMG Peat Marwick LLP

New York, New York
May 4, 1998